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                                                                      Exhibit 99

                      CONSENT OF PERSON NAMED AS DIRECTOR


     The undersigned has consented to the inclusion in this Registration Statement on Form S-1 of his name as a person who has consented to act as a director of Jazz Photo Corp. upon the completion of the offering made by the prospectus forming a part of this Registration Statement. The undersigned also consents to the references to him under the caption "Management" in the Prospectus.



                                                         /s/ Elie Housman
                                                        ------------------------
                                                        Elie Housman




New York, New York
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(Place)

April 2, 1997